23.1


                                 AJ ROBBINS, PC
                          Certified Public Accountants
                              216 Sixteenth Street
                                    Suite 600
                             Denver, Colorado 80202





Consent of Independent Registered Public Accounting Firm

To The Board of Directors and Stockholders of
Manhattan Scientifics, Inc.
New York, New York

We consent to the inclusion and use in the Annual Report on form 10-KSB of Manhattan Scientifics, Inc. for the year ended December 31, 2005 of our report dated March 1, 2006 appearing in that Annual Report.

We further consent to the reference by incorporation of the aforesaid report in Manhattan Scientifics, Inc. registration statements on form S-8 (333-125627, 333-120797 and 333-102589).

/s/ AJ. Robbins PC.

AJ. Robbins PC
Certified Public Accountants

Denver Colorado
April 4, 2006